TAX SHARING AGREEMENT

         This TAX SHARING AGREEMENT (this "Agreement") is dated as of
December 16, 1996, by and among CORNING INCORPORATED, a New York corporation ("Corning"), CORNING CLINICAL LABORATORIES INC., a Delaware corporation ("CCL"), and COVANCE INC., a Delaware corporation ("Covance").

                               W I T N E S S E T H
                  WHEREAS, Corning is the common parent of an affiliated group of corporations which includes CCL and Covance and which group and the members thereof file consolidated federal income tax returns as well as certain consolidated, combined or unitary state tax returns;

                  WHEREAS, the Board of Directors of Corning has determined that it is appropriate and desirable to effect the Distributions as defined in and pursuant to a Transaction Agreement dated as of even date herewith between Corning, Corning Life Sciences Inc., a Delaware corporation ("CLSI"), CCL, and Covance (the "Transaction Agreement"), subject to the satisfaction or waiver of the conditions set forth in the Transaction Agreement; and

                  WHEREAS, the parties hereto desire to set forth their agreements with regard to their respective liabilities for federal, state, local and foreign taxes for periods before and after the Distributions and to provide for certain other tax matters.

                  NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained in this Agreement, the parties hereby agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

         SECTION 1.01. General. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

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         "Affiliate" shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, will control, or will be controlled by or will be under common control with the person specified immediately following the Distribution Date.

         "Agreement"  shall have the meaning described in the above preamble.

         "Carryback Item" shall have the meaning as described in Section 5.01(b) below.

         "CCL" shall have the meaning as described in the preamble to this Agreement.

         "CCL Companies" shall mean, collectively, CCL and each Subsidiary of CCL, other than Covance and any Subsidiary of Covance.

         "CCL Distribution" shall mean the distribution by Corning to the Corning shareholders of the stock of CCL as more particularly described in the Transaction Agreement.

         "CCL Domestic Companies" shall mean, collectively, each CCL Company incorporated or organized under the laws of one of the respective States of the United States.

         "CCL Group" shall mean the affiliated group of corporations as defined in Section 1504(a) of the Code of which CCL is the common parent, not including Covance or any member of the Covance Group and determined as if the capital stock of CCL is widely held.

         "CCL Returns" shall have the meaning as described in Section 2.03 below.

         "CCL Return Period" shall mean a taxable period to which this Agreement applies and for which a CCL Return is filed.

         "CCL Separate Liability" shall have the meaning as described in
Section 4.01.

         "CI Consolidated Return" shall mean any consolidated federal income tax return or amendment thereof of the CI Group which includes one or more of the CCL Domestic Companies or the Covance Domestic Companies.

         "CI Consolidated Return Period" shall mean a taxable period to which this Agreement applies and for which a CI Consolidated Return is filed.

         "CI Group" shall mean the affiliated group of corporations as defined in Section 1504(a) of the Code of which Corning is the common parent.

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         "CI Group Benefit Amount" shall have the meaning as described in
Section 4.04(b) hereof.

         "CI State, Local and Foreign Returns" shall have the meaning as described in Section 2.02 below.

         "CI State, Local and Foreign Return Period" shall mean a taxable period to which this Agreement applies and for which a CI State, Local and Foreign Return is filed.

         "Code"  shall mean the Internal Revenue Code of 1986, as amended.

         "Corning" shall have the meaning as described in the preamble to this Agreement.

         "Corning Subsidiary" shall mean any subsidiary of Corning other than any of the Covance Companies and the CCL Companies.

         "Covance" shall have the meaning as described in the preamble to this Agreement.

         "Covance Companies" shall mean, collectively, Covance and each Subsidiary of Covance.

         "Covance Distribution" shall mean the distribution by CCL to the CCL shareholders of the stock of Covance as more particularly described in the Transaction Agreement.

         "Covance Domestic Companies" shall mean, collectively, each Covance Company incorporated or organized under the laws of one of the respective States of the United States. "Covance Group" shall mean the affiliated group of corporations as defined in Section 1504(a) of the Code of which Covance is the common parent and determined as if the capital stock of Covance is widely held.

         "Covance Returns" shall have the meaning as described in Section 2.04 below.

         "Covance Return Period" shall mean a taxable period to which this Agreement applies and for which a Covance Return is filed.

         "Covance Separate Liability" shall have the meaning as described in
Section 4.01 below.

         "Distributions" shall mean the CCL Distribution, the Covance Distribution and any transfers relating to the CCL Distribution or the Covance Distribution.

         "Distribution Date" shall have the meaning as described in the Transaction Agreement.

         "IRS" shall mean the Internal Revenue Service.

         "IRS Penalty Rate" small mean the rate of interest imposed from time to time on underpayments of income tax pursuant to Code section 6621.

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         "IRS Ruling" shall mean the ruling issued by the IRS which states the tax treatment of the Distributions and related transactions.

         "person" shall mean any natural person, corporation, business trust, joint venture, association, company, partnership or government, or any agency or political subdivision thereof.

         "Separate Covance/CCL Liability" shall have the meaning as described in
Section 4.02 below.

         "Separate Returns" shall have the meaning as described in Section 2.04 below.

         "Spin-Off Tax Indemnification Agreements" shall mean the Spin-Off Tax Indemnification Agreements dated of even date herewith between or among two or more of Corning, CCL and Covance.

         "Subsidiary" shall have the meaning as described in the Transaction Agreement.

         "Tax" or "Taxes" shall mean all federal, state, local and foreign gross or net income, gross receipts, withholding, franchise, transfer, estimated or other tax or similar charges and assessments, including all interest, penalties and additions imposed with respect to such amounts.

         "Temporary Differences" attributable to any entity shall mean (a) any single item of income or deduction in a CI Consolidated Return in respect of any tax period that should reverse in one or more subsequent tax periods assuming proper tax treatment and no change in law or in the tax accounting policies of such entity (each an "Originating Temporary Difference") or (b) the partial or complete reversal of an Originating Temporary Difference.

         "Transaction Agreement" shall have the meaning as described on page 1 of this Agreement.

         SECTION 1.02. CLSI. For all tax periods ending before or on the Distribution Date, references herein to CCL shall include CLSI, which will be merged into CCL prior to the Distribution Date pursuant to the Transaction Agreement.

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

                                    ARTICLE 2
                                TAX RETURN FILING

         SECTION 2.01. CI Consolidated Returns. Corning shall prepare and file with the IRS all CI Consolidated Returns and amendments thereto required to be filed by the CI Group for all tax periods beginning before or on the Distribution Date. Such returns shall include all income, gains, losses, deductions and credits of the CCL Domestic Companies and the Covance Domestic Companies. Corning shall make all decisions relating to the preparation and filing of such returns, subject to the approval of CCL and Covance, which approval shall not be withheld unless no reasonable basis exists for the decisions made by Corning in respect of such return. CCL and Covance further agree to, and respectively agree to compel the CCL Domestic Companies and the Covance Domestic Companies to, file or join in the filing of such authorizations, elections, consents and other documents, and take such other actions as may be necessary or appropriate, in the opinion of Corning, to carry out the purposes and intent of this Section 2.01, provided that such actions are not inconsistent with this Agreement or the Spin-Off Tax Indemnification Agreements. CCL and Covance each shall furnish Corning at least sixty (60) days before the due date (including extensions) of any such CI Consolidated Return with its completed section of such CI Consolidated Return, prepared in accordance with this Agreement, in accordance with instructions from Corning and in a manner consistent with prior returns, except to the extent otherwise required by the Spin-Off Tax Indemnification Agreements. CCL and Covance each shall also furnish Corning work papers and other such information and documentation as is reasonably requested by Corning with respect to the CCL Companies and the Covance Companies. At Corning's request, major items of income, deduction, gain and loss selected by Corning for inclusion in the CI Consolidated Returns and relating to CCL Domestic Companies and Covance Domestic Companies shall have been reviewed and approved prior to submission to Corning by a nationally recognized accounting firm or law firm with expertise sufficient to address the issues presented mutually acceptable to Corning and the party or parties submitting such information. Corning and the other party or parties submitting such information shall each pay an equal share of the cost of such review.

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         SECTION 2.02. CI State, Local and Foreign Returns. For any taxable period beginning before or on the Distribution Date, Corning will prepare and file all combined, consolidated or unitary state, local or foreign income or franchise tax returns which are required to be filed by Corning or a Corning Subsidiary and which include the operations conducted before or as of the Distribution Date by (i) any of the CCL Companies or the Covance Companies, and
(ii) Corning or any Corning Subsidiary (herein, together with such returns filed for previous periods, "CI State, Local and Foreign Returns"). Corning will timely advise CCL and Covance of the inclusion of any of the CCL Companies and the Covance Companies in any CI State, Local and Foreign Returns and the jurisdictions in which such returns will be filed, which inclusion will not be inconsistent with prior CI State, Local and Foreign Returns unless required by applicable law. CCL and Covance will, and respectively will compel each of the CCL Companies and Covance Companies whose tax information is included in any CI State, Local and Foreign Return to, evidence its agreement to be included in such return on the appropriate form and take such other action as may be appropriate, in the opinion of Corning, to carry out the purposes and intent of this Section 2.02, provided that such actions are not inconsistent with this Agreement or the Spin-Off Tax Indemnification Agreements. CCL and Covance each shall furnish Corning at least sixty (60) days before the due date (including extensions) of any such CI State, Local and Foreign Return with a final copy of the information necessary for Corning to complete such CI State, Local and Foreign Return, prepared in accordance with instructions from Corning and in a manner consistent with prior returns, except to the extent otherwise required by the Spin-Off Tax Indemnification Agreements. CCL and Covance each shall also furnish Corning work papers and other such information and documentation as is reasonably requested by Corning.

         2.03 CCL Returns. For any taxable period beginning before or on the Distribution Date, CCL will prepare and file all combined, consolidated or unitary state, local or foreign income or franchise tax returns which are required to be filed separately by CCL or any Subsidiary of CCL, and which include the operations conducted before or as of the

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         Distribution Date by any of the CCL Companies and any of the Covance
Companies (herein, together with such returns filed for previous periods, "CCL Returns"). CCL will timely advise Covance of the inclusion of any of the Covance Companies in any CCL Returns and the jurisdictions in which such returns will be filed, which inclusion will not be inconsistent with prior CCL Returns unless required by applicable law. Covance will, and will compel each of the Covance Companies whose tax information is included in any CCL Return to, evidence its agreement to be included in such return on the appropriate form and take such other action as may be appropriate, in the opinion of CCL, to carry out the purposes and intent of this Section 2.03, provided that such actions are not inconsistent with this Agreement or the Spin-Off Tax Indemnification Agreements. Covance shall furnish CCL at least sixty (60) days before any CCL Return is due (with extensions) with a final copy of the information necessary for CCL to complete such CCL Return, prepared in accordance with instructions from CCL and in a manner consistent with prior returns, except to the extent otherwise required by the Spin-Off Tax Indemnification Agreements. Covance shall also furnish CCL work papers and other such information and documentation as is requested by CCL.

         2.04 Separate Returns. For any taxable period ending before, on or after the Distribution Date, each of Corning, CCL and Covance will prepare and file all respective separate combined, consolidated or unitary state, local or foreign income or franchise tax returns which are required to be filed separately by such party and not otherwise described in Section 2.01, 2.02 or
2.03 above (herein, together with such returns filed for previous periods, "Separate Returns").

                                    ARTICLE 3
                                  TAX LIABILITY

         SECTION 3.01. Corning Liability. Except to the extent otherwise provided herein and in the Spin-Off Tax Indemnification Agreements, for each CI Consolidated Return Period and each CI State, Local and Foreign Return Period, Corning shall be liable for and indemnify

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CCL and Covance against all taxes due in respect of all CI Consolidated Returns and all CI State, Local and Foreign Returns, subject to reimbursement from CCL and Covance respectively as contemplated by Article 4.

         SECTION 3.02. State, local and foreign and separate return liability. Except to the extent otherwise provided herein and in the Spin-Off Tax Indemnification Agreements, (a) Corning will pay all taxes due on CI State, Local and Foreign Returns, subject to appropriate reimbursement by CCL and Covance respectively for liabilities for state, local and foreign returns as contemplated by Article 4; (b) CCL will pay all taxes due on returns required to be filed by CCL by Sections 2.03 and 2.04 hereof, subject to appropriate reimbursement by Covance as contemplated by Article 4; and (c) Covance will pay all taxes due on returns required to be filed by Covance by Section 2.04 hereof.

         SECTION 3.03. Taxes resulting from the failure of either Distribution. In the event that either the CCL Distribution or the Covance Distribution shall fail to qualify for the tax treatment stated in the IRS Ruling, for reasons other than those indemnified against in the Spin-Off Tax Indemnification Agreements, any and all Taxes imposed upon or incurred by Corning, CCL or Covance as a result of such failure (including any liability of Corning, CCL or Covance arising from Taxes imposed on shareholders of Corning, CCL or Covance to the extent any such shareholders successfully seek recourse against Corning, CCL or Covance on account of such failure, or any liability for such Taxes which Corning, CCL or Covance may assume or otherwise provide for) shall be allocated among Corning, CCL and Covance in such a manner as will take into account the extent to which the actions or inactions before, on or after the Distribution Date of each of Corning, CCL, Covance and their respective Affiliates may have contributed to such failure, and Corning, CCL and Covance each shall indemnify and hold harmless the other from and against the Taxes so allocated to Corning, CCL and Covance, respectively. In determining the extent to which Corning, CCL and Covance may have contributed to such failure, all facts and circumstances shall be taken into account. If it is determined that none of Corning, CCL or Covance contributed to the failure of such Distribution to qualify for the tax

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treatment stated in the IRS Ruling, the liability of Corning, CCL and Covance under this Section 3.03 shall be borne by each corporation in proportion to their relative average market capitalization as determined by the average closing price for each of Corning, CCL and Covance common stock during the 20 trading-day period immediately following the Distribution Date. Any payments to be made by any of Corning, CCL or Covance to another pursuant to this Section
3.03 shall be made in immediately available funds within ten (10) days of the receipt of notice that a payment requiring indemnification under this Section
3.03 has been made (or is required to be made), or if there is disagreement among the parties as to the amount or existence of liability under this Section 3.03, within ten (10) days of the resolution of such disagreement.

                                    ARTICLE 4
                               SEPARATE LIABILITY

         SECTION 4.01. Separate Federal Liability Computation. For all tax periods beginning after December 31, 1995, for which CI Consolidated Returns have not been filed by Corning as of the Distribution Date and in respect of which Corning is required to file a CI Consolidated Return, CCL and Covance respectively shall compute the CCL Separate Liability and the Covance Separate Liability for the portion of such periods in which the CCL Domestic Companies and the Covance Domestic Companies respectively are members of the CI Group. "CCL Separate Liability" in respect of any CI Consolidated Return Period means the federal income tax liability (including CCL's share of Corning's alternative minimum tax if Corning is subject to alternative minimum tax for such CI Consolidated Return Period, not to exceed Corning's consolidated alternative minimum tax for such period) computed as of December 31, 1996, as if CCL had filed a consolidated federal income tax return for the CCL Group in respect of such CI Consolidated Return Period. "Covance Separate Liability" in respect of any CI Consolidated Return Period means the federal income tax liability (including Covance's share of Corning's alternative minimum tax if Corning is subject to alternative minimum tax for such CI Consolidated Return Period, not to exceed Corning's consolidated alternative minimum tax for such period) computed as of December 31, 1996, as if Covance had filed a consolidated federal

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income tax return for the Covance Group in respect of such CI Consolidated
Return Period. If, in computing the CCL Separate Liability or the Covance Separate Liability, CCL or Covance calculates that the CCL Group or the Covance Group, respectively, would experience a net operating loss resulting in no federal income tax liability as of December 31, 1996, the CCL Separate Liability or the Covance Separate Liability, as the case may be, shall be equal to a credit amount calculated by Corning and equal to the reduction in the Federal income tax liability of the CI Group by reason of the use of such net operating loss of the CCL Group or the Covance Group, as the case may be, in the CI Consolidated Return that Corning projects to be filed in respect of such period. Except as may otherwise be required by the Spin-Off Tax Indemnification Agreements, computations in respect of the CCL Separate Liability and the Covance Separate Liability shall be consistent with prior CI Group returns, shall follow the tax elections and other tax positions adopted or prescribed by Corning and shall take into account the adjustments and modifications set forth in Section 4.03; provided, however, that the Tax Director and/or General Counsel of each of Corning and CCL or Covance, as the case may be, shall negotiate reasonable modifications or alternatives to such requirements in the event that either CCL or Covance, as the case may be, reasonably determines that such elections, positions, adjustments or modifications would have a materially detrimental effect on the tax obligations of CCL or Covance, as the case may be, in respect of the current or any subsequent tax period.

         SECTION 4.02. Separate Covance/CCL Liability Computation. For all tax periods beginning after December 31, 1995, for which CCL Returns have not been filed by CCL as of the Distribution Date and in respect of which CCL is required to prepare and file a CCL Return, Covance shall compute the Separate Covance/CCL Liability for the portion of such periods in which the Covance Companies respectively are subsidiaries of CCL. "Separate Covance/CCL Liability" in respect of any tax period means the state, local and foreign tax liability computed as of December 31, 1996, as if Covance had filed consolidated combined or unitary state, local and foreign tax returns with the Covance Companies in respect of such tax period. Except as may otherwise be required by the Spin-Off Tax Indemnification Agreements, computations in respect of the Separate Covance/CCL Liability shall be consistent with any prior CCL Returns,

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shall follow the tax elections, positions, adjustments and modifications adopted or prescribed by CCL and take into account adjustments and modifications similar to those set forth in Section 4.03; provided, however, that the Tax Director and/or General Counsel of each of CCL and Covance shall negotiate reasonable modifications or alternatives to such requirements in the event that Covance reasonably determines that such elections, positions, adjustments or modifications would have a materially detrimental effect on the tax obligations of Covance in respect of the current or any subsequent tax period.

         SECTION 4.03. Adjustments. In computing the liabilities under Sections 4.01 and 4.02, CCL and Covance respectively shall take into account the following adjustments and modifications:

                  (i) Dividends from any member of the CI Group shall be eliminated;

                  (ii) Gains or losses on intercompany transactions and intercompany distributions between any members of the CI Group shall be deferred and recognized pursuant to Treas. Reg. ss. 1.1502-13 and 1.1502-14 and Code Section 267 and the regulations thereunder;

                  (iii) All carryforwards of tax credits (except the minimum tax credit), net operating losses, capital losses, charitable contributions and other similar items shall be determined consistent with prior CI Consolidated Returns;

                  (iv) All ordinary income shall be subject to tax at the highest tax rate applicable to taxable ordinary income of corporations;

                  (v) Any exemption or similar item that must be prorated or apportioned among the component members of a controlled group of corporations shall not be taken into account; and

                  (vi)  Other adjustments specified by Corning shall be made.

         SECTION 4.04. Payments. In respect of each period for which liabilities are required to be calculated pursuant to Section 4.01, CCL and Corning shall provide for payments in respect of the CCL Separate Liability and Covance and Corning shall provide for payments in

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respect of the Covance Separate Liability, in each case effective as of December
31, 1996. In respect of each period for which liabilities are required to be calculated pursuant to Section 4.02, Covance and CCL shall provide for payments in respect of the Separate Covance/CCL Liability, effective as of December 31, 1996.

         SECTION 4.05. Discrepancies. (a) To the extent that the liabilities calculated pursuant to Section 4.01 are not equal to the liabilities reported on the actual tax returns filed in respect of the periods contemplated therein: (i) Corning shall be liable for and shall indemnify and hold harmless the other parties hereto against all liabilities and claims and shall receive all benefits and refunds arising in respect of such differences that do not relate to Temporary Differences attributable to CCL or Covance and (ii) CCL or Covance, as the case may be, shall be liable for, make payment to Corning in respect of, and indemnify and hold harmless the other parties hereto against all liabilities and claims and shall receive all benefits and refunds arising in respect of such differences that relate to Temporary Differences attributable to CCL or Covance, respectively, in accordance with Section 7.01(b).

         (b) To the extent that the liabilities calculated pursuant to Section
4.02 are not equal to the liabilities reported on the actual tax returns filed in respect of the periods contemplated therein, Covance shall be liable for, make payment to CCL in respect of, and indemnify and hold harmless the other parties hereto against all liabilities and claims where such actual liabilities are greater than the liabilities calculated under Section 4.02 and shall receive all benefits and refunds arising in respect of such differences attributable to Covance where such actual liabilities are less than the liabilities calculated under Section 4.02.

         (c) Payments to be made to Corning ,CCL or Covance in respect of obligations arising under this Section 4.04 shall be made no later than five days before the due date (without extensions) of the actual return to be filed.

         SECTION 4.06. State and local returns. The liabilities of CCL and the CCL Companies and Covance and the Covance Companies with respect to CI State, Local and Foreign Returns in respect of tax periods beginning before or on the Distribution Date shall be computed as of December 31, 1996, under the principles set forth in Section 4.01 and

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compensation in respect to such liabilites shall be provided to Corning in accordance with the principles of Sections 4.04 and 4.05.

                                    ARTICLE 5
                  POST-DISTRIBUTION CARRYBACKS OF TAX BENEFITS

         SECTION 5.01(a). CI Consolidated Returns; Net Operating Losses. If for any taxable period beginning on or after the Distribution Date, a CCL Company or a Covance Company incurs a net operating loss that may be carried back to a CI Consolidated Return Period, the CCL Company or the Covance Company shall make an election to relinquish the entire carryback period with respect to any such net operating loss. If for any taxable period beginning on or after the Distribution Date, a CCL Company or a Covance Company is entitled to a foreign tax credit or a deduction in respect of such foreign taxes, such CCL Company or Covance Company must take the deduction in lieu of the foreign tax credit, unless the foreign tax credit can be fully utilized on a return other than a CI Consolidated Return.

                  (b) Other Tax Benefits. If for any taxable period beginning on or after the date of the CCL Distribution, a CCL Company or a Covance Company incurs a net capital loss, business credit or other Tax attribute that must be carried back to a CI Consolidated Return (each a "Carryback Item"), such CCL Company or Covance Company may file a refund claim reflecting such Carryback Item only after having obtained a written consent from Corning. In the event that such CCL Company or Covance Company does not obtain such written consent or shall not be eligible to file such claim under applicable law, Corning may, at the written request and expense of such CCL Company or Covance Company, file amended returns or refund claims reflecting such Carryback Item. Such CCL Company or Covance Company shall be compensated for the use of such Carryback Item as follows:

                           (i) Corning shall, within thirty (30) days after
receipt thereof, pay to such CCL Company or Covance Company respectively any refunds actually received by Corning resulting from the filing of an amended return or refund claim with respect to such Carryback Item attributable to such company, whether such amended return or refund claim was filed by

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Corning or the CCL Company or the Covance Company, together with interest received net of taxes with respect thereto. With respect to CCL, in the event that Corning would have received a refund (including interest) with respect to such claim had such refund not been offset against deficiencies, interest, or penalties assessed against the CI Group or any member thereof (other than deficiencies, interest or penalties (A) attributable to the operations of such CCL Company and with respect to which such entity would otherwise be responsible under the terms of this Agreement, (B) attributable to a taxable period of the CI Group for which the statute of limitations has expired, (C) against which CCL is obligated to indemnify Corning pursuant to the Spin-Off Tax Indemnity Agreements or (D) in respect of which CCL is obligated to share payment pursuant to Section 3.03 hereof), Corning shall pay to such CCL Company, within thirty
(30) days after receipt of notice of such offset, an amount equal to the amount of such offset, together with interest that would have been paid to Corning if such refund had not been offset. With respect to Covance, in the event that Corning would have received a refund (including interest) with respect to such claim had such refund not been offset against deficiencies, interest, or penalties assessed against the CI Group or any member thereof (other than deficiencies, interest or penalties (A) attributable to the operations of such Covance Company and with respect to which such entity would otherwise be responsible under the terms of this Agreement, (B) attributable to a taxable period of the CI Group for which the statute of limitations has expired, (C) against which Covance is obligated to indemnify Corning pursuant to the Spin-Off Tax Indemnity Agreements or (D) in respect of which Covance is obligated to share payment pursuant to Section 3.03 hereof), Corning shall pay to such Covance Company, within thirty (30) days after receipt of notice of such offset, an amount equal to the amount of such offset, together with interest that would have been paid to Corning if such refund had not been offset.

                           (ii) If, for any taxable period, Corning is required
to and does make a repayment to the IRS of any portion of a refund described in this Article 5 attributable to the denial of the CCL Company or Covance Company Carryback Item, then such CCL Company or Covance Company shall pay to Corning in immediately available funds within ten (10) days

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following the date Corning notifies such CCL Company or Covance Company of such repayment, the amount of such repayment including interest thereon.

                           (iii) If Corning elects not to file amended returns
or refund claims reflecting a Carryback Item as to which CCL or Covance might receive a tax benefit, Corning shall notify such CCL Company or Covance Company of its decision and state the amount including interest which it has determined to be the appropriate compensation for its claim, and Corning shall pay such CCL Company or Covance Company within ten (10) days of the receipt by Corning of written notification that the CCL Company or the Covance Company agrees with its determination, or upon irreconcilable disagreement between such parties, upon receipt by Corning of a written determination of a nationally recognized accounting firm or law firm with expertise sufficient to address the issues presented and mutually agreeable to such parties.

              (iv) Notwithstanding anything to the contrary in this Article, before Corning files a claim for refund or a CCL Company or a Covance Company is permitted to file a claim for refund which reflects a Carryback Item and which would affect a CI Consolidated Return, the validity and amount of any such Carryback Item shall be reviewed and approved by Corning and such CCL Company or Covance Company, as applicable, and, upon irreconcilable disagreement between such parties, by a nationally recognized accounting firm or law firm with expertise sufficient to address the issues presented and mutually agreeable to such parties. Each CCL Company and each Covance Company, as applicable, agrees to reimburse Corning for its reasonable expenses incurred in reviewing, filing and securing any refund claim made at the request of such CCL Company or Covance Company.

                                    ARTICLE 6
                  POST-DISTRIBUTION CARRYOVERS OF TAX BENEFITS

         SECTION 6.01. CI Group items. Corning shall notify CCL and Covance as soon as practicable after the Distribution Date of any consolidated carryover item which may be partially or totally attributed to and carried over by a CCL Company or a Covance Company and will notify CCL and Covance of subsequent adjustments which may affect such carryover item.

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         SECTION 6.02. CCL Group Items. CCL shall notify Corning and Covance as soon as practicable after the Distribution Date of any consolidated carryover item which may be partially or totally attributed to and carried over by a Covance Company and will notify Corning and Covance of subsequent adjustments which may affect such carryover item. ARTICLE 7 AUDIT ADJUSTMENTS

         SECTION 7.01. CI Consolidated, State, Local and Foreign Returns. Except as provided in the Spin-Off Tax Indemnification Agreements and in Section 3.03 hereof, if any tax liability or refund in respect of the CI Group arises as a result of an audit by the IRS or other taxing authority and such tax liability or refund relates to a CI Consolidated Return or a CI State, Local and Foreign Return filed in respect of any period commencing before or on the Distribution Date and such liability:

         (a) does not relate to Temporary Differences attributable to CCL or Covance, Corning shall be liable for and shall pay any tax liabilities and any interest and underpayment penalties associated therewith and Corning shall receive any such tax refunds and any interest associated therewith. Any penalties or additions to tax associated with tax liabilities that are not underpayment penalties shall be allocated among Corning, CCL and Covance in the proportion to which such penalties are assessed to Corning, CCL and Covance, respectively, or in the event such penalties are not clearly assessed to any individual party or parties, in such a manner as will take into account the extent to which each may have contributed to such penalties. Corning, CCL and Covance each shall indemnify and hold harmless the other from and against the penalties so allocated to Corning, CCL and Covance, respectively; or

         (b) does relate to Temporary Differences attributable to CCL or Covance, and such taxing authority:

                  (i) acknowledges directly or indirectly to Corning's sole satisfaction that Corning may utilize such Temporary Differences in computing tax liability, benefit or refunds in respect of post-Distribution Date tax periods, Corning shall be liable for and shall pay any such tax liability and any interest and underpayment penalties associated with such tax liability and shall receive any such benefit or refunds and any interest associated therewith; or

                  (ii) does not acknowledge directly or indirectly to Corning's sole satisfaction that Corning may utilize such Temporary Differences in computing tax liability, benefit or refunds in respect of post-Distribution Date tax periods, the party hereto against which the issue giving rise to such tax liability is directed shall be liable for and shall pay any such tax liability and any interest and underpayment penalties associated with such tax liability and shall receive any such benefit or refunds and any interest associated therewith; and

         any liability and any penalties or additions to tax associated with such tax liability that are not underpayment penalties shall be allocated among Corning, CCL and Covance in the proportion to which such penalties have been assessed by such taxing authority to Corning, CCL and Covance, respectively, or in the event such penalties have not been clearly assessed to any individual party or parties, in such a manner as will take into account the extent to which each may have contributed to such penalties, and Corning, CCL and Covance each shall indemnify and hold harmless the other from and against the penalties so allocated to Corning, CCL and Covance, respectively.

         SECTION 7.02. Non-CI Consolidated, State, Local and Foreign Returns. If any tax liability or refunds arise in respect of any member of the CI Group (determined before giving effect to the Distributions) as a result of an audit by the IRS or other taxing authority and such tax liability or refund does not relate to a CI Consolidated Return or a CI State, Local and Foreign Return, the party hereto against which the issue giving rise to such tax liability is directed or in favor of which such return is applicable shall be liable for and shall pay any such tax liability and any interest and penalties associated therewith and shall receive any such refund and any interest associated therewith, and shall indemnify and hold harmless the other parties hereto from and against all such liabilities and any interest and penalties related thereto.

         SECTION 7.03. Other Audit Liabilities and Refunds. Except as otherwise provided in this Article 7 or Articles 3 or 4 hereof or in the Spin-Off Tax Indemnification Agreements, (a) CCL or Covance, as the case may be, shall be liable for and shall pay all tax liabilities and any interest and penalties associated therewith, and shall receive any tax refunds and any interest associated therewith, that arise as a result of an audit by the IRS or other taxing authority and that relate to the business or operations of CCL or Subsidiaries of CCL and Covance or Subsidiaries of Covance, respectively, and CCL and Covance each shall indemnify and hold harmless Corning and each other from and against the penalties so allocated to CCL and Covance, respectively; and (b) Corning shall be liable for and shall pay all tax liabilities and any interest and penalties associated therewith, and shall receive any tax refunds and any interest associated therewith, that arise as a result of an audit by the IRS or other taxing authority and that relate to the business or operations of Corning or Corning Subsidiaries.

         SECTION 7.04. Expenses. Any out-of-pocket expenses (e.g., travel expenses, accountants' fees, attorneys' fees, experts' fees, etc.) incurred by the CI Group in connection with proposed or actual liabilities or refunds of the type contemplated in this Article 7 shall be paid by the entities to which such liabilities or refunds are allocated hereunder. In cases where such expenses relate to more than one member of the CI Group or more than one party hereto, the parties affected shall determine how such expenses shall be allocated.

                                    ARTICLE 8
                                    CONTESTS

         SECTION 8.01. CI Group Contests; Notification and communication. If a notice of audit is given, an audit is begun, an audit adjustment is (or has been) proposed, or any other claim is (or has been) made by any taxing authority with respect to a tax liability that, pursuant to the terms hereof, may be attributable to a CCL Company or a Covance Company with regard to a CI Consolidated Return or a CI State, Local and Foreign Return, Corning shall promptly notify CCL and Covance of such event (unless a CCL Company and a Covance Company previously was notified directly by the relevant tax authority). Thereafter, Corning or CCL or Covance, as the case may be, shall keep the others, on a timely basis, informed of all material developments in connection with audits, administrative proceedings, litigation and other similar matters that may affect their respective tax liabilities. Failure or delay in providing notification hereunder shall not relieve any party hereto of any obligation hereunder in respect of any particular tax liability, except to the extent that such failure or delay restricts the ability of such party to contest such liability administratively or in the courts and otherwise materially and adversely prejudices such party.

         SECTION 8.02. Group Contests; Control and Management of Claims. (a) As among the parties hereto, Corning shall control the prosecution of any audits and any contests in respect of any claim made by a taxing authority on audit or in a related administrative or judicial proceeding or in respect of any refund or credit of taxes, and shall make and prosecute other claims for refunds with respect to any tax liability, that relates to a CI Consolidated Return Period or a CI State, Local and Foreign Return Period. CCL or Covance, as the case may be, may participate in such audits or contests to the extent that Corning in its sole discretion shall deem appropriate, provided, however, that Corning shall have the sole right to control, at Corning's expense, the prosecution of any audit, refund claim or related administrative or judicial proceeding with respect to those matters which could affect the CI Group's tax liability.

         (b) With respect to a tax liability or refund that, pursuant to the provisions hereof, may be attributable to a CCL Company or a Covance Company relating to a CI Consolidated Return Period or a CI State, Local and Foreign Return Period, if Corning elects not to exercise its rights of control under subsection (a) hereof, and if CCL or Covance so requests, Corning shall contest, control and allow CCL or Covance, as the case may be, to participate to the extent that Corning in its sole discretion shall deem appropriate, all at CCL's or Covance's respective expense, or in the alternative shall permit CCL or Covance at its own expense to contest and control a claim made by a taxing authority on audit or in a related administrative or judicial proceeding or by appropriate claim for refund or credit of taxes (or to make and prosecute other claims for refund. CCL or Covance, as the case may be, shall pay all out-of-pocket and other costs relating to such contests, including but not limited to fees for attorneys, accountants, expert witnesses or other consultants.

         (c) If asserted liabilities unrelated to the matters contemplated herein become grouped with contests arising hereunder, the parties shall use their respective best efforts to cause the contest arising hereunder to be the subject of a separate proceeding.

         (d) With respect to matters arising hereunder controlled by Corning, and where deemed necessary by Corning, CCL and Covance respectively shall compel the relevant CCL Company or Covance Company to authorize by appropriate powers of attorney such persons as Corning shall designate to represent such CCL Company or Covance Company with respect to such matters. The parties hereto shall reasonably cooperate with one another in a timely manner with respect to any matter arising hereunder.

         (e) With respect to a particular adjustment or claim made with respect to a CCL Company or a Covance Company that, pursuant to the provisions hereof, may be attributable to a CCL Company or a Covance Company, to the extent, and for so long as, Corning, in the exercise of its reasonable judgment, is satisfied that CCL and the CCL Companies or Covance and the Covance Companies can and will meet all their obligations under this Agreement, Corning shall not settle, compromise, or concede such adjustment or claim without the written consent of CCL or Covance, as the case may be, which consent shall not be unreasonably withheld.

         (f) Group contests and the control and management of matters hereunder relating solely to CCL Returns shall be subject to the provisions of this
Section 8.02, applied as if CCL was Corning and Covance was CCL for purposes thereof.

                                    ARTICLE 9

                 INFORMATION AND COOPERATION; BOOKS AND RECORDS

         SECTION 9.01(a). Each of CCL and Covance shall deliver to Corning, as soon as practicable after Corning's request, and Covance shall deliver to CCL, as soon as practicable after CCL's request, such information and data concerning the operations conducted before or as of the Distribution Date by the CCL Companies and the Covance Companies respectively and make available such knowledgeable employees of the CCL Companies and Covance Companies respectively as Corning or CCL, as the case may be, may reasonably request, including providing the information and data required by Corning's, CCL's or Covance's customary internal tax and accounting procedures, in order to enable each of Corning or CCL, as the case may be, to complete and file all tax forms or reports that it may be required to file with respect to the activities of the CCL Companies and the Covance Companies for taxable periods ending on, prior to or including the Distribution Date, to respond to audits by any taxing authorities with respect to such activities, to prosecute or defend any administrative or judicial proceeding and to otherwise enable Corning or CCL, as the case may be, to satisfy its accounting and tax requirements. CCL and Covance shall provide office space to IRS and other tax auditors when they are conducting on-site audits, and to employees and representatives of Corning or CCL, as the case may be, as long as a CI Consolidated Return Period or a CI State, Local and Foreign Return Period or a CCL Return Period, as the case may be, is open to assessment of additional taxes or an assessment with respect to such period is being contested. Corning shall deliver to CCL or Covance as soon as practical after CCL's or Covance's request, and CCL shall deliver to Covance as soon as practical after Covance's request, such information and data concerning any tax attributes which were allocated to a CCL Company or a Covance Company that is reasonably necessary in order to enable CCL or Covance to complete and file all tax forms or reports that it may be required to file with respect to such activities of the CCL Companies or the Covance Companies from and after the Distribution Date, to respond to audits by any tax authorities with respect to such activities, to prosecute or defend claims for taxes in any administrative or judicial proceeding, and to otherwise enable CCL or Covance to satisfy its accounting and tax requirements. In addition, Corning shall make available to CCL and Covance, and CCL shall make available to Covance, its knowledgeable employees for such purpose.

         (b). Each CCL Company and each Covance Company shall retain all books, records, documentation or other information relating to any CI Consolidated Return or CI State, Local and Foreign Return, and each Covance Company shall retain all books, records, documentation or other information relating to any CCL Return Period, until the expiration of the applicable statute of limitations (including any extension or waiver thereof). Upon the expiration of any statute of limitations, the foregoing information may be destroyed or disposed of provided that (i) the CCL Company or the Covance Company provides sixty (60) days prior written notice to Corning or CCL, as the case may be, describing in reasonable detail the documentation to be destroyed or disposed of and (ii) Corning or CCL, as the case may be, agrees in writing to such destruction or disposal. If Corning or CCL, as the case may be, objects to the proposed destruction or disposal, then the CCL Company or the Covance Company shall promptly deliver such materials to Corning or CCL, as the case may be, or continue to retain such materials.

                                   ARTICLE 10
                               GENERAL PROVISIONS

         SECTION 10.01. Effectiveness. The effectiveness of this Agreement and the obligations and rights created hereunder are subject and conditioned upon the completion of the Distributions pursuant to the terms of the Transaction Agreement.

                  SECTION 10.02. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by courier service (including overnight delivery), by cable, by telecopy confirmed by return telecopy, by telegram, by telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10.01) listed below:

         (a)      To Corning Incorporated:
                  One Riverfront Plaza
                  Corning, New York  14831
                  Telecopy: (607) 974-8656
                  Attn: each of the General Counsel and Tax Director

         (b)      To CCL:
                  One Malcolm Avenue
                  Teterboro, New Jersey 07608
                  Telecopy: (201) 462-4795
                  Attn: each of the General Counsel and Tax Director

         (c)      To Covance:
                  210 Carnegie Center
                  Princeton, New Jersey 08540-6233
                  Telecopy:(609) 452-9865
                  Attn: each of the General Counsel and Tax Director

         SECTION 10.03. Complete Agreement; Construction. This Agreement is intended to provide rights, obligations and covenants in respect of Taxes and, together with the Spin-Off Tax Indemnification Agreements, shall supersede all prior agreements and undertakings, both written and oral, between the parties with respect to the subject matter hereof and thereof. In the event provisions of this Agreement are inconsistent with provisions in a Spin-Off Tax Indemnification Agreement, the provisions in the Spin-Off Tax Indemnification Agreement shall control, except in cases where this construction would provide a duplicate benefit.

         SECTION 10.04. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

         SECTION 10.05. Waiver. The parties to this Agreement may (a) extend the time for the performance of any of the obligations or other acts of the other party or parties, (b) waive any inaccuracies in the representations and warranties of the other party or parties contained herein or in any document delivered by the other party or parties pursuant hereto or (c) waive compliance with any of the agreements or conditions of the other party or parties contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition, of this Agreement. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any such rights.

         SECTION 10.06. Amendments. This Agreement may not be amended or modified except (a) by an instrument in writing signed by, or on behalf of, the parties or (b) by a waiver in accordance with Section 10.05.

         SECTION 10.07. Successors and Assigns. The provisions of this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns. This Agreement cannot be assigned by Corning, CCL or Covance, in each case without the consent of the other two parties hereto.

         SECTION 10.08. Subsidiaries. Each of the parties hereto shall cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth herein to be performed by any subsidiary of such party or by any entity that is contemplated to be a subsidiary of such party on and after the Distribution Date.

         SECTION 10.09. Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective subsidiaries, and nothing herein, express or implied, is intended to or shall confer upon any third parties any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

         SECTION 10.10. Headings. The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

         SECTION 10.11. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

         SECTION 10.12. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, applicable to contracts executed in and to be performed entirely within that state.

         SECTION 10.13. Arbitration. Any conflict or disagreement arising out of the interpretation, implementation, or compliance with the provisions of this Agreement shall be finally settled pursuant to the provisions of Article V (Dispute Resolution) of the Transaction Agreement, which provisions are incorporated herein by reference.

         SECTION 10.14. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                       CORNING INCORPORATED,

                                       by /s/ James B. Flaws
                                          ------------------------------------
                                          Name:
                                          Title:

                                       CORNING CLINICAL LABORATORIES INC.,

                                       by /s/ Robert A. Carothers
                                          ------------------------------------
                                          Name:
                                          Title:

                                       COVANCE INC.,

                                       by /s/ Jeffrey S. Hurwitz
                                          ------------------------------------
                                          Name: Jeffrey S. Hurwitz
                                          Title: Corporate Senior Vice President

MPE
taxshar.009

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